SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 31, 1997

                         Commission file number 0-16079


                             AIR METHODS CORPORATION
             (Exact name of Registrant as Specified in Its Charter)


           DELAWARE                                     84-0915893
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

 7301 South Peoria, Englewood, Colorado                   80112
(Address of Principal Executive Offices)               (Zip Code)


        Registrant's Telephone Number, Including Area Code (303) 792-7400


         Former Name, Former Address and Former Fiscal Year, if Changed
                             Since Last Report: N/A



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On July 31, 1997, Air Methods Corporation, a Delaware corporation ("the Company"), acquired all of the common stock of Mercy Air Service, Inc., a California corporation, and substantially all of the net assets of Helicopter Services, Inc., a California corporation (together "Mercy"), for $6,211,000. The purchase price was negotiated by the Company and the sellers and is subject to working capital post-closing adjustments to be determined by independent audit within 90 days of the closing date. The purchase will be accounted for using the purchase method of accounting. Of the purchase price, $4,595,000 was paid in cash at closing with the remaining balance financed by the selling shareholders over five years at 9% interest. Most of the funding for the cash payment was provided by the refinancing of six of Mercy's helicopters with Finova Capital Corporation ("Finova"). The note from Finova provides for monthly principal and interest payments at 9.52% interest with a 28% balloon at the end of ten years.

The shareholders of Mercy consisted of Homer L. Aerts, J. Steven Dickmeyer, Don
D. Reed, Terry L. Russ, and Richard J. Silva. In connection with the acquisition, each of the shareholders entered into a consulting and non-competition agreement with the Company in exchange for $10,000 and a monthly consulting fee over five years. Each shareholder was also granted options to purchase 100,000 shares of the Company's common stock at the closing price on July 31, 1997, the effective date of the grant. The options vest over three years and expire after five years.

Mercy has operated as an independent provider of air medical transportation services throughout southern California since 1988. As an independent provider, Mercy's operations include medical care, aircraft operation and maintenance, communications and dispatch, and medical billing and collections. Mercy will continue its operations as a wholly-owned subsidiary of the Company.





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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, pro forma financial information, and exhibits are filed as part of this report:

a.       Financial statements of Mercy:
         It is impracticable to provide the required financial statements at the time of this report. The Company expects to file the required financial statements of Mercy on Form 8-K no later than October 13, 1997.

b.       Pro forma financial information:
         It is impracticable to provide the required pro forma financial information at the time of this report. The Company expects to file the required pro forma financial information on Form 8-K no later than October 13, 1997.

c.       Exhibits

          2.1 Stock Purchase Agreement, dated July 11, 1997, among the Company and the shareholders of Mercy Air Service, Inc.

          2.2 Asset Purchase Agreement, dated July 11, 1997, by and among the Company, Helicopter Services, Inc., and the shareholders of Mercy Air Service, Inc.

          10.1 Letter Agreement, dated July 29, 1997, between the Company and Finova Capital Corporation

          10.2 Secured Promissory Note, dated July 31, 1997, issued by the Company to Finova Capital Corporation

          10.3 Stock Pledge Agreement, dated July 31, 1997, between the Company and Finova Capital Corporation

          10.4 Secured Loan Agreement, dated July 31, 1997, between Finova Capital Corporation and Mercy Air Service, Inc.

          10.5 Aircraft Chattel Mortgage and Security Agreement, dated July 31, 1997, between Finova Capital Corporation and Mercy Air Service, Inc.

          10.6 Secured Promissory Note, dated July 31, 1997, issued by Mercy Air Service, Inc. to Finova Capital Corporation

          10.7 Continuing Guaranty and Subordination Agreement, dated July 31, 1997, between Finova Capital Corporation and the Company





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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       AIR METHODS CORPORATION



Date:  August 15, 1997                By     \s\   Aaron D. Todd
                                          --------------------------------------
                                           On behalf of the Company, and as
                                           Principal Financial and Accounting
                                           Officer








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